Exhibit 99.1

NEWS RELEASE

PennTex Midstream Partners, LP Reports Second Quarter 2015 Results

HOUSTON, TX, August 7, 2015 /GLOBE NEWSWIRE/ -- PennTex Midstream Partners, LP (NASDAQ: PTXP) (the “Partnership”) today reported second quarter 2015 financial and operational results.

Highlights for the quarter include:

•	Completed $225 million initial public offering of 11,250,000 common units at a price of $20.00 per common unit (the “IPO”)

•	Completed the Lincoln Parish plant, a 200 MMcf per day design-capacity cryogenic natural gas processing plant, and related natural gas gathering and residue gas transportation pipelines

•	Adjusted EBITDA(1) of $1.1 million for the 22-day post-IPO period

•	Distributable cash flow of $1.0 million for the 22-day post-IPO period

•	Initial pro-rated distribution of $0.0665 per unit

Commenting on the results, Thomas F. Karam, Chairman and Chief Executive Officer, said, “We are pleased with the success of our IPO. We have the right team, a strong asset base, solid alignment of interest with our anchor customer, strong contracts and substantial liquidity. We will continue to focus on successful execution of our projects to serve the rapidly growing production in the Terryville Complex in North Louisiana.”

Second Quarter 2015 Results

Operating revenues for the second quarter were $2.7 million and total operating expenses were $6.8 million, resulting in a net loss of $4.2 million. For the 22 day period from the closing of the IPO through June 30, 2015, the Partnership reported a net loss of $0.6 million, or $0.01 per unit. Adjusted EBITDA for the second quarter was $0.3 million, and Adjusted EBITDA for the 22-day post-IPO period was $1.1 million.

Operational Update

The Partnership’s Lincoln Parish plant and related natural gas gathering and residue gas transportation pipelines commenced operations on May 15, 2015, and the Lincoln Parish plant is currently running at its design capacity of 200 MMcf per day. Management anticipates that the Partnership’s second processing plant, the Mt. Olive plant, and the related NGL and residue gas pipelines will be completed in September 2015. The Mt. Olive plant, a 200 MMcf per day design-capacity cryogenic natural gas processing plant, will increase the Partnership’s natural gas processing capacity to 400 MMcf per day and the related pipelines will add capacity to transport NGLs and incremental volumes of residue gas.

Initial Public Offering Highlights

On June 9, 2015, the Partnership completed its initial public offering of 11,250,000 common units at an offering price of $20.00 per common unit, resulting in net proceeds of approximately $211 million. The underwriters subsequently partially exercised their over-allotment option for an additional 644,462 common units, resulting in additional net proceeds of approximately $12 million.

Financial Position and Liquidity

As of June 30, 2015, the Partnership had $13.9 million in cash on hand, outstanding borrowings of $83.5 million under the Partnership’s $275 million revolving credit facility and an additional $64.6 million of availability under the revolving credit facility, for total liquidity of approximately $78.5 million.

Initial Quarterly Cash Distribution

On July 23, 2015, the Partnership declared an initial quarterly distribution of $0.0665 per unit relating to the second quarter of 2015. The distribution reflects the minimum quarterly distribution of $0.2750 per unit, or $1.10 per unit on an annualized basis, pro-rated for the 22-day period from the IPO to the quarter end.

(1)	Please see “Supplemental Non-GAAP Financial Measures” for a description and reconciliation of Adjusted EBITDA and distributable cash flow.

Conference Call

The Partnership will host a conference call today, August 7, 2015, at 9:00 a.m. Eastern time (8:00 a.m. Central time) to discuss second quarter 2015 financial and operating results. To listen to a live audio webcast of the conference call, please visit the Partnership’s website at www.penntex.com. A replay of the conference call will be available following the call and can be accessed from www.penntex.com.

An updated presentation is available for download on our website (www.penntex.com).

About PennTex Midstream Partners, LP

PennTex Midstream Partners, LP is a growth-oriented master limited partnership focused on owning, operating, acquiring and developing midstream energy infrastructure assets in North America. PTXP provides natural gas gathering and processing and residue gas and natural gas liquids transportation services to producers in the Terryville Complex in northern Louisiana. For more information, visit www.penntex.com.

For further information, please direct all inquiries to:

Investor Relations:
Andrejka Bernatova
Vice President, Finance and Investor Relations
Email: abernatova@penntex.com
Telephone: (832) 456-4000

Media:
Chris Staffel

Vice President, Administration
Email: cstaffel@penntex.com
Telephone: (832) 456-4005

Cautionary Note

Disclosures in this press release contain certain forward-looking statements within the meaning of the federal securities laws. Statements that do not relate strictly to historical or current facts are forward-looking. These statements contain words such as “will” and “anticipate” and involve risks and uncertainties including, among others that our business plans may change as circumstances warrant and securities of the Partnership may not ultimately be offered to the public because of general market conditions or other factors. Accordingly, readers should not place undue reliance on forward-looking statements as a prediction of actual results. For more information concerning factors that could cause actual results to differ materially from those conveyed in the forward-looking statements, please refer to the “Risk Factors” section of the prospectus included in the registration statement on Form S-1, filed by the Partnership with the U.S. Securities and Exchange Commission and declared effective on June 3, 2015. Except as otherwise required by applicable law, the Partnership undertakes no obligation to publicly update or revise any such forward-looking statements to reflect events or circumstances that occur, or of which the Partnership becomes aware, after the date hereof.

PENNTEX MIDSTREAM PARTNERS, LP
UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except per unit amounts)

	For the Three Months		For the Six Months Ended June 30, 2015	For the period from March 17, 2014 (inception) through June 30, 2014
	Ended June 30,
	2015	2014

Revenues	$2,696	$—	$2,924	$—

Operating expenses:
General and administrative expense	2,679	1,259	4,933	1,384
Operating and maintenance expense	808	—	1,460	—
Depreciation and amortization expense	740	—	1,057	—
Impairment of surplus assets	2,483	—	2,483	—
Taxes other than income taxes	68	—	137	—
Total operating expenses	6,778	1,259	10,070	1,384
Operating income (loss)	(4,082)	(1,259)	(7,146)	(1,384)
Interest expense, net	(88)	—	(88)	—
Net income (loss)	(4,170)	$(1,259)	(7,234)	$(1,384)
Less: Predecessor loss prior to the Offering on June 9, 2015	(3,620)		(6,684)
Limited partners’ interest in net loss subsequent to the Offering on June 9, 2015	$(550)		$(550)

Earnings (loss) per common unit	$(0.01)	$—	$(0.01)	$—
Weighted average common and common equivalent units outstanding:	20,000,000	—	20,000,000	—

PENNTEX MIDSTREAM PARTNERS, LP
SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES
(in thousands)
(Unaudited)
Adjusted EBITDA and distributable cash flow are supplemental non-GAAP financial measures that are used by the Partnership’s management and external users of our consolidated financial statements, such as securities analysts, investors and lenders. Adjusted EBITDA is defined as net income (loss), plus interest expense, income taxes, depreciation and amortization, changes in deferred revenues, equity-based compensation expense, non-cash general and administrative costs, non-cash loss (income) related to derivative instruments and gain (loss) and impairments on long-term assets. Distributable cash flow is defined as Adjusted EBITDA, less cash interest expense, net of interest income, cash tax expense and maintenance capital expenditures. Adjusted EBITDA and distributable cash flow are not measures of net income as determined by GAAP.

	For the Three Months		For the Six Months Ended June 30, 2015	For the period from March 17, 2014 (inception) through June 30, 2014
	Ended June 30,
	2015	2014
Net Income (Loss)	$(4,170)	$(1,259)	$(7,234)	$(1,384)
Interest expense	88	—	88	—
Depreciation and amortization	740	—	1,057	—
Changes in deferred revenue	528	—	528	—
Equity-based compensation expense	231	—	231	—
Non-cash contribution for general and administrative costs	408	—	408	—
Asset impairment	2,483	—	2,483	—
Adjusted EBITDA	$308	$(1,259)	$(2,439)	$(1,384)

Reconciliation of Adjusted EBITDA for the three months ended June 30, 2015 to Adjusted EBITDA and distributable cash flow subsequent to the IPO (June 9, 2015 through June 30, 2015):

Adjusted EBITDA for the three months ended June 30, 2015	$308
Less:
Predecessor Adjusted EBITDA prior to the IPO	(747)
Adjusted EBITDA subsequent to the IPO (June 9, 2015 through June 30, 2015)	1,055
Less:
Cash interest expense	35
Cash tax expense	—
Maintenance capital expenditures	3
Distributable Cash Flow subsequent to the IPO (June 9, 2015 through June 30, 2015)	1,017
Less:
Distributions and distribution equivalents	2,702
Borrowings to fund distributions	$(1,685)

SOURCE: PennTex Midstream Partners, LP